Exhibit 8.1

Advocaten Notarissen Belastingadviseurs

To: Affimed Therapeutics B.V. Im Neuenheimer Feld 582 D-69120 HEIDELBERG Germany		Claude Debussylaan 80 P.O. Box 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775
Date 15 July 2014	P.H. Sleurink Tax lawyer

Our ref. M21060079/1/20599951

Dear Sir / Madam,

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the issuer

1	Introduction

I act as Dutch tax adviser to the Issuer in connection with the Registration.

Certain terms used in this opinion are defined in the Annex (Definitions).

2	Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3	Scope of Inquiry

For the purpose of this opinion, I have examined the following documents:

3.1	A copy of the Registration Statement; and

3.2	A copy of the Issuer’s deed of incorporation as provided to me by the Chamber of Commerce and the Deed of Conversion containing the Issuer’s articles of association as in force at the time of the issue of the Registration Shares.

4	Assumptions

For the purpose of this opinion, I have made the following assumptions:

(a)	Each copy document conforms to the original and each original is genuine and complete.

(b)	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(c)	The Deed of Conversion will have been executed in the form referred to in this opinion.

5	Opinion

Based on the documents referred to and the assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1	The statements in the Registration Statement under the heading “Taxation – Dutch Tax Considerations”, to the extent that they are statements as to Dutch Tax law, are correct.

6	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only De Brauw shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by Dutch law and that the Dutch courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Issuer may:

(i)	file this opinion as an exhibit to the Registration Statement; and

(ii)	refer to De Brauw giving this opinion under the heading “Legal Matters” in the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,

De Brauw Blackstone Westbroek N.V.

/s/ Paul H. Sleurink

Paul H. Sleurink

Annex – Definitions

In this opinion:

“Chamber of Commerce” means the Chamber of Commerce and Industry (kamer van koophandel en fabrieken) of the place where the Issuer has its principal place of business.

“De Brauw” means De Brauw Blackstone Westbroek N.V.

“Deed of Conversion” means the deed of conversion and amendment of the articles of association dated 14 July 2014 providing for the conversion of the Issuer into a limited liability company and amendment of its articles of association.

“Dutch law” means the law directly applicable in the Netherlands.

“Dutch Tax” means any tax of whatever nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities.

“Issuer” means Affimed Therapeutics B.V., with corporate seat in Amsterdam.

“Registration” means the registration of ordinary shares in the capital of the Issuer with the SEC under the Securities Act.

“Registration Shares” means the ordinary shares in the capital of the Issuer registered with the SEC pursuant to the Registration Statement.

“Registration Statement” means the registration statement on form F-1 (Registration No. 333-197097) in relation to the Registration to be filed with the SEC on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“the Netherlands” means the part of the Kingdom of the Netherlands located in Europe.